AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 2007

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Power Integrations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3065014
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5245 HELLYER AVENUE

SAN JOSE, CA 95138

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

POWER INTEGRATIONS, INC.

1997 STOCK OPTION PLAN

(Full title of the plans)

RAFAEL TORRES

CHIEF FINANCIAL OFFICER

POWER INTEGRATIONS, INC.

5245 HELLYER AVENUE

SAN JOSE, CA 95138

(408) 414-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Timothy J. Moore, Esq.

Brett D. White, Esq.

COOLEY GODWARD KRONISH LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,030,861	$26.55 (2)	$53,919,360 (2)	$1655.32
Preferred Share Purchase Rights	2,030,861	(3)	(3)	(3)

(1)	This Registration Statement shall cover any additional shares of Common Stock and Preferred Share Purchase Rights that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.
(2)	The offering price is estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The offering price is based upon the average of the high and low prices of the Common Stock on September 6, 2007 as reported on the Nasdaq Global Select Market.
(3)	Preferred Share Purchase Rights, which are attached to the shares of Common Stock to be issued but do not trade separately from the shares of Common Stock until a triggering event. No additional offering price attaches to these rights.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Power Integrations, Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on August 8, 2007;

(b) The Company’s Annual Report on Form 10-K/A filed with the SEC on August 14, 2007;

(c) The Company’s two Quarterly Reports on Form 10-Q filed with the SEC on August 9, 2007;

(d) The Company’s Current Report on Form 8-K/A filed with the SEC on January 12, 2007;

(e) The Company’s Current Report on Form 8-K filed with the SEC on February 9, 2007;

(f) The Company’s Current Report with respect to Item 5.02 on Form 8-K filed with the SEC on June 8, 2007;

(g) The Company’s Current Report with respect to Item 5.03 and Exhibit 3.1 on Form 8-K filed with the SEC on August 1, 2007;

(h) The Company’s Current Report with on Form 8-K filed with the SEC on August 1, 2007;

(i) The Company’s two Current Reports on Form 8-K filed with the SEC on August 13, 2007 (other with respect to Item 7.01 and the exhibit related thereto);

(j) The description of the Company’s Common Stock which is contained in a registration statement on Form 8-A filed on December 1, 1997 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

(k) The description of the Company’s Preferred Share Purchase Rights which is contained in a registration statement on Form 8-A filed on March 12, 1999 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s certificate of incorporation limits the liability of directors to the fullest extent permitted by the General Corporation Law of the State of Delaware as it currently exists. Consequently, subject to the General

Corporation Law of the State of Delaware, no director will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except liability for (1) any breach of the director’s duty of loyalty to the Corporation or its stockholders; (2) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law, or (4) any transaction from which the director derived an improper personal benefit.

The Company’s bylaws provide that it will indemnify its directors and officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law.

The Company is authorized to enter into agreements to indemnify directors, certain officers and other agents, in addition to indemnification provided for in the Company’s certificate of incorporation or bylaws. These agreements, among other things, indemnify the Company’s directors and certain officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding, including any action by the Company arising out of the person’s services as the Company’s director or officer or any other company or enterprise to which the person provides services at the Company’s request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. The Company also currently maintains liability insurance for officers and directors.

EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

EXHIBITS

Exhibit Number	Note	Description
3.1	(1)	Restated Certificate of Incorporation of the Company.

3.2	(2)	Certificate of Amendment to Restated Certificate of Incorporation of the Company.

3.3	(3)	Form of Certificate of Designation, Preferences and Rights of the Terms of the Series A Preferred Stock

3.4	(4)	Bylaws of the Company, as amended and restated on April 22, 2005.

4.4	(5)	Rights Agreement between the Company and BankBoston, N.A., dated February 24, 1999.

4.5	(6)	Amendment to Rights Agreement between Company and BankBoston N.A., dated as of October 9, 2001.

5.1		Opinion of Cooley Godward Kronish LLP.

23.1		Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP

23.2		Consent of Independent Registered Public Accounting Firm, KPMG LLP

23.3		Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney is contained on the signature pages.

99.1	(7)	1997 Stock Option Plan, as amended.

99.2	(8)	Forms of Option Agreements under the 1997 Stock Option Plan with Executive Officers in connection with the Chief Executive Officer Benefits Agreement and the Executive Officer Benefits Agreements.*

99.3	(8)	Forms of Option Agreements under the 1997 Stock Option Plan.

(1)	Incorporated by reference from Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 1999 (File No. 000-23441).
(2)	Incorporated by reference from Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2002 (File No. 000-23441).
(3)	Filed as Exhibit A to the Form of Rights Agreement between the Company and BankBoston N.A., dated February 24, 1999 and incorporated by reference from the Exhibit 1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 1999.
(4)	Incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission August 1, 2007.
(5)	Incorporated by reference from Exhibit 1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 1999.
(6)	Incorporate by reference from Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2001.
(7)	Incorporated by reference from Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 6, 2005.
(8)	Incorporated by reference from the like-described Exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 8, 2007 (File No. 000-23441).

UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section

15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on September 12, 2007.

POWER INTEGRATIONS, INC.

By:	/s/ Rafael Torres
Rafael Torres
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Balu Balakrishnan and Rafael Torres, or either of them, each with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement (including post-effective amendments), with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Balu Balakrishnan Balu Balakrishnan	President and Chief Executive Officer (Principal Executive Officer)	September 12, 2007

/s/ Rafael Torres Rafael Torres	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	September 12, 2007

E. Floyd Kvamme	Director	September , 2007

/s/ Steven J. Sharp Steven J. Sharp	Director	September 11, 2007

/s/ R. Scott Brown R. Scott Brown	Director	September 12, 2007

Nicholas Brathwaite	Director	September , 2007

Alan D. Bickell	Director	September , 2007

/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	September 12, 2007

/s/ James Fiebiger James Fiebiger	Director	September 11, 2007

EXHIBIT INDEX

Exhibit Number	Note	Description
3.1	(1)	Restated Certificate of Incorporation of the Company.

3.2	(2)	Certificate of Amendment to Restated Certificate of Incorporation of the Company.

3.3	(3)	Form of Certificate of Designation, Preferences and Rights of the Terms of the Series A Preferred Stock

3.4	(4)	Bylaws of the Company, as amended and restated on April 22, 2005.

4.4	(5)	Rights Agreement between the Company and BankBoston, N.A., dated February 24, 1999.

4.5	(6)	Amendment to Rights Agreement between Company and BankBoston N.A., dated as of October 9, 2001.

5.1		Opinion of Cooley Godward Kronish LLP.

23.1		Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP

23.2		Consent of Independent Registered Public Accounting Firm, KPMG LLP

23.3		Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney is contained on the signature pages.

99.1	(7)	1997 Stock Option Plan, as amended.

99.2	(8)	Forms of Option Agreements under the 1997 Stock Option Plan with Executive Officers in connection with the Chief Executive Officer Benefits Agreement and the Executive Officer Benefits Agreements.*

99.3	(8)	Forms of Option Agreements under the 1997 Stock Option Plan.

(1)	Incorporated by reference from Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 1999 (File No. 000-23441).
(2)	Incorporated by reference from Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2002 (File No. 000-23441).
(3)	Filed as Exhibit A to the Form of Rights Agreement between the Company and BankBoston N.A., dated February 24, 1999 and incorporated by reference from the Exhibit 1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 1999.
(4)	Incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission August 1, 2007.
(5)	Incorporated by reference from Exhibit 1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 1999.
(6)	Incorporate by reference from Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2001.

(7)	Incorporated by reference from Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 6, 2005.
(8)	Incorporated by reference from the like-described Exhibit to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 8, 2007 (File No. 000-23441).